Exhibit 23.6

CONSENT OF MARK B. MATHISEN

I consent to all references to my name and any quotation from, or summarization of, the technical report summary entitled “Technical Report on the Nichols Ranch Project, Campbell and Johnson Counties, Wyoming, USA” dated February 22, 2022, effective as of December 31, 2021, as amended on February 8, 2023 (the “Wyoming Technical Report”); the technical report summary entitled “Technical Report on the Roca Honda Project, McKinley County, State of New Mexico, USA” dated February 22, 2022, effective as of December 31, 2021 (the “New Mexico Technical Report”); the technical report summary entitled “Technical Report on the Updated Pre-Feasibility Study, Pinyon Plain Mine, Coconino County, Arizona, USA” dated February 19, 2026, effective as of December 31, 2025 (the “Arizona Technical Report”); the technical report summary entitled “Technical Report on the La Sal Project, San Juan County, Utah, USA” dated February 22, 2022 (the “San Juan County Technical Report”); and the technical report summary entitled “Technical Report on the Bullfrog Project, Garfield County, Utah, USA” dated May 9, 2025, effective as of December 31, 2024 (the “Garfield Country Technical Report”, and together with the Wyoming Technical Report, New Mexico Technical Report, Arizona Technical Report, and the San Juan County Technical Report, the “Technical Reports”), and any other references to my name, included or incorporated by reference in:

(i)    the Annual Report on Form 10-K for the period ended December 31, 2025 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)    the Company’s Form S-3 Registration Statements (File Nos. 333-278193 and 333-226878), and any amendments or supplements thereto; and

(iii)    the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654, 333-254559, 333-278611 and 333-286685), and any amendments or supplements thereto.

I further consent to the filing of the Technical Reports as exhibits thereto.

/s/ Mark B. Mathisen
Mark B. Mathisen, C.P.G.
Senior Principal Geologist - Mining Advisory

Date: February 26, 2026